Exhibit 99.1

CALIFORNIA HYDROCARBONS CORPORATION

2280 W. HENDERSON ROAD
SUITE 103
COLUMBUS, OHIO 43220

1/23/13

Dear Board of Directors,

I must enter my resignation as Director of Cardinal Energy Group, Inc. due to my time restraint, which is limited by my active role in the Ohio Civil rights Commission, and as well as, my involvement with Asian Indian Business Community of Central Ohio

Respectfully Submitted,

RASHMI YAJNIK
Rashmi Yajnik